SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 9, 2012

EHOUSEGLOBAL, INC.

(formerly VETERANS IN PACKAGING, INC.)

 (Exact name of Registrant as specified in its charter)

Nevada	333-158584	57-1221013
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

48 Zephyr Lane,

Springfield, MA 01128

 (Address of principal executive offices) (Zip Code)

413-796-8396

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 9, 2012, the Registrant’s board of directors and the holders of a majority of its issued and outstanding shares approved the filing of Articles of Amendment with the State of Nevada to: (i) authorize a change in its name from Veterans in Packaging, Inc. to EHouse Global, Inc. (ii) to increase the number of shares of common stock, par value $0.001 per share, which the Registrant is authorized to issue from 99,000,000 to 250,000,000 and; (iii) top affect a 34 for one forward split of all issued and outstanding shares.  A certificate of amendment reflecting these changes was filed on December 10, 2012.  The amendment was approved by the holder of 60% of the issued and outstanding shares.

The Registrant, whose common stock traded under the symbol VTNP on the OTCBB, has obtained a new symbol, EHOS, in connection with its name change.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

Exhibit No.

Description

3.1

Certificate of Amendment to Articles of Incorporation, filed December 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHouse Global, Inc.

(Registrant)

Date:

March 13, 2013

By: /s/ Edward J. Peplinski

Edward J. Peplinski, Chief Executive Officer